Exhibit 4.2

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

REGISTERED                 CUSIP No.:                         PRINCIPAL AMOUNT:
No. FXR - 0001             40621P AF6                         $275,000,000.00

                               HALLIBURTON COMPANY
                           MEDIUM-TERM NOTE, SERIES B
                                  (Fixed Rate)

--------------------------------------------------------------------------------------------
ORIGINAL ISSUE DATE:            INTEREST RATE:  6.0 %          STATED MATURITY DATE:
July 16, 2001                                                  August 1, 2006
--------------------------------------------------------------------------------------------
INTEREST PAYMENT                DEFAULT RATE:   6.0%
DATES(S)
[ ]March 31 and September 30
[x]Other: February 1 and
August 1
--------------------------------------------------------------------------------------------
INITIAL REDEMPTION              INITIAL REDEMPTION             ANNUAL REDEMPTION PERCENTAGE
DATE: See Addendum A hereto     PERCENTAGE: See Addendum A     REDUCTION: Not Applicable.
                                hereto.
--------------------------------------------------------------------------------------------
OPTIONAL REPAYMENT              [ ] CHECK IF AN ORIGINAL
DATE(S): See Addendum A         ISSUE DISCOUNT NOTE
hereto.                                Issue Price:        %
--------------------------------------------------------------------------------------------
SPECIFIED CURRENCY:             AUTHORIZED DENOMINATION:       EXCHANGE RATE
[x] U.S. dollars                [x] $1,000 and integral        AGENT: Not Applicable.
                                multiples thereof
                                [ ] Other
--------------------------------------------------------------------------------------------
ADDENDUM ATTACHED               OTHER/ADDITIONAL PROVISIONS:
[x] Yes                         Not Applicable
[ ] No
--------------------------------------------------------------------------------------------

     Halliburton Company, a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referenced), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Two Hundred Seventy-Five Million and no one-hundredths Dollars ($275,000,000.00), on the Stated Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof) (each such Stated Maturity Date, Redemption Date or Repayment Date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum specified above on any overdue principal, premium, if any, and interest, if any. The Company will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that, if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

     Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Payment Period"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the "Record Date"); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on any Record Date, and shall be paid to the person in whose name this Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by a New York affiliate of the Trustee (the "Issuing and Paying Agent") hereinafter referred to, notice whereof shall be given to the Holder of this Note by the Issuing and Paying Agent not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture.

     Payment of principal, premium, if any, and interest, if any, in respect to this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, a duly completed election form as contemplated on the reverse hereof) at the corporate trust office of the Issuing and Paying Agent, currently The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001, or, if no paying agent is then appointed to act with respect to the Notes under the Indenture, at the corporate trust office of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained at the aforementioned office of the Paying Agent or, if no paying agent is then appointed to act with respect to the Notes under the Indenture, of the Trustee;

provided, however, that a Holder of U.S. $10,000,000 or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Issuing and Paying Agent not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Issuing and Paying Agent shall remain in effect until revoked by such Holder.

     If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest, if any, shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

     As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York.

     The Company is obligated to make payments of principal, premium, if any, and interest, if any, in respect of this Note in United States dollars or such other currency as is at the time of such payment legal tender for the payment of public and private debts in the United States of America.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified on the face hereof, in an Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

     Notwithstanding the foregoing, if an Addendum is attached hereto or "Other/Additional Provisions" apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions."

     Unless the Certificate of Authentication hereon has been executed by the Issuing and Paying Agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, Halliburton Company has caused this Note to be duly executed by one of its duly authorized officers.

                                       HALLIBURTON COMPANY



                                       -----------------------------------------
                                       Name:    Lester L. Coleman
                                       Title:   Executive Vice President and
                                                General Counsel


Dated: July 16, 2001


ISSUING AND PAYING AGENT'S CERTIFICATE OF AUTHENTICATION:

This is one of the Debt Securities of the series designated herein referred to in the within-mentioned Indenture.



THE CHASE MANHATTAN BANK
as Issuing and Paying Agent



By:
   -----------------------------------------------------------------------------
         Authorized Signatory

                                [REVERSE OF NOTE]


                               HALLIBURTON COMPANY
                                MEDIUM-TERM NOTE
                                  (Fixed Rate)

     This Note is one of a duly authorized series of Debt Securities (the "Debt Securities") of the Company issued and to be issued under a Second Senior Indenture, dated as of December 1, 1996, as amended, supplemented and modified by the First, Second, Third and Fourth Supplemental Indentures dated as of December 5, 1996, December 12, 1996, August 1, 1997 and September 29, 1998, respectively, and as further amended, modified or supplemented from time to time (the "Indenture"), between the Company and Texas Commerce Bank National Association (now The Chase Manhattan Bank, a New York state banking corporation), as trustee (the "Trustee"), which term includes any successor trustee under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Note is one of the series of Debt Securities designated as "Medium-Term Notes Due Nine Months or More From Date of Issue, Series B" (the "Notes"). All terms used but not defined in this Note or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture or on the face hereof, as the case may be.

     This Note is issuable only in registered form without coupons in minimum denominations of U.S.$1,000 and integral multiples thereof or the minimum Authorized Denomination specified on the face hereof.

     This Note will not be subject to any sinking fund and, unless otherwise specified on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

     This Note will be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part, in increments of U.S.$1,000 (provided that any remaining principal amount hereof shall be at least
U.S.$1,000), at the Redemption Price (as defined below), together with unpaid interest accrued hereon to the date fixed for redemption (each, a "Redemption Date"), on notice given no more than 60 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. The "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof until the Redemption Price is 100% of unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the Holder hereof upon the presentation and surrender hereof.

     This Note will be subject to repayment by the Company at the option of the Holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S.$1,000 (provided that any remaining principal amount hereof shall be at least U.S.$1,000), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (each, a "Repayment Date"). For this Note to be repaid, this Note must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Issuing and Paying Agent at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the Holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unpaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the Holder hereof upon the presentation and surrender hereof.

     If this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to the sum of
(1) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable, multiplied by the Initial Redemption Percentage (as applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (2) any unpaid Interest on this Note accrued from the Original Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount."

     For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause the yield on the Note to be constant. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period) and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the Initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

     If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of this Note may be accelerated in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Debt Securities at the time outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities of any series, on behalf of the Holders of all such Debt Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities of any series, in certain instances, to waive, on behalf of all of the Holders of Debt Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest, if any, in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT -      Custodian
TEN ENT - as tenants by the entireties                      -----          -----
JT TEN - as joint tenants with                              (Cust)       (Minor)
         right of survivorship and                          under Uniform Gifts
         not as tenants in common                           to Minors
                                                            Act
                                                               -----------------
                                                                         (State)

     Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
          OTHER
IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                  (Please print or typewrite name and address,
                    including postal zip code, of assignee)

this  Note  and  all  rights  thereunder  hereby  irrevocably  constituting  and
appointing                                                           Attorney to
           ---------------------------------------------------------
transfer this Note on the books of the Trustee, with full power of substitution in the premises.


Dated:
      -----------------------------------    -----------------------------------

                                             Notice:  The  signature(s)  on this
                                             Assignment must correspond with the
                                             name(s) as written upon the face of
                                             this  Note  in   every  particular,
                                             without  alteration or  enlargement
                                             or any change whatsoever.

                            OPTION TO ELECT REPAYMENT


     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid Interest accrued hereon to the Repayment Date, to the undersigned, at

--------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)

     For this Note to be repaid, the Issuing and Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, currently located at The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001, not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S.$1,000) which the Holder elected to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).



                                              ----------------------------------
Principal Amount                              Notice:  The  signature(s) on this
to be Repaid:  $                              Option  to  Elect  Repayment  must
                ----------------              correspond  with  the  name(s)  as
                                              written upon the face of this Note
                                              in   every   particular,   without
                                              alteration  or enlargement  or any
                                              change whatsoever.

Date:
     ---------------------------

                                                              ADDENDUM A

Optional Redemption of Notes

The Notes will be redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus in each case accrued interest thereon to the date of redemption.

"Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

"Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

"Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (B), if the Trustee obtains fewer than four such Reference Treasury Dealer
Quotations, the average of all such quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

"Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc. and J.P. Morgan Securities Inc. and their respective successors; provided, however, that, if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.